                                                                    EXHIBIT 99.2

                                 LAVALIFE INC.

                       CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

                                AUDITORS' REPORT

To the Directors of
LAVALIFE INC.

     We have audited the consolidated balance sheets of LAVALIFE INC. as at September 30, 2003 and 2002 and the consolidated statements of income, deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

                                          /S/ Ernst & Young LLP

                                          Chartered Accountants
Toronto, Canada,
November 12, 2003 [except as to notes 21 and 22 which are as of March 19, 2004].

                                 LAVALIFE INC.
                     INCORPORATED UNDER THE LAWS OF ONTARIO

                          CONSOLIDATED BALANCE SHEETS

                                                                 AS AT SEPTEMBER 30
                                                              ------------------------
                                                                 2003         2002
                                                                  $             $
                                                              ----------   -----------
                                        ASSETS
CURRENT
Cash and cash equivalents [note 3]..........................  18,450,937    12,983,014
Accounts receivable [note 4]................................   1,680,788     2,793,874
Income taxes receivable [note 14]...........................   1,300,000     1,300,000
Prepaid expenses and deposits [note 5]......................   3,273,517     3,688,609
Future tax assets [note 13].................................   5,334,375     5,158,346
                                                              ----------   -----------
TOTAL CURRENT ASSETS........................................  30,039,617    25,923,843
                                                              ----------   -----------
Capital assets, net [note 6]................................  15,738,092    18,169,149
Share purchase loans [note 7]...............................      46,478       344,541
Deferred charges, net [note 10].............................      49,443        66,898
Intangible assets...........................................          --       124,204
Future tax assets [note 13].................................          --     2,265,077
                                                              ----------   -----------
                                                              45,873,630    46,893,712
                                                              ==========   ===========

                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable and accrued liabilities [notes 15, 16 and
  17].......................................................   9,885,844    12,371,138
Income and other taxes payable..............................   3,936,358     3,578,557
Deferred revenue............................................   3,297,322     2,873,008
Subordinated debentures [note 9]............................          --    11,486,781
                                                              ----------   -----------
TOTAL CURRENT LIABILITIES...................................  17,119,524    30,309,484
                                                              ----------   -----------
Promissory notes payable....................................          --        89,152
Liability component of convertible preferred shares [note
  10].......................................................  18,133,805    16,190,897
Future tax liabilities [note 13]............................   1,104,897            --
                                                              ----------   -----------
TOTAL LIABILITIES...........................................  36,358,226    46,589,533
                                                              ----------   -----------
Commitments and contingencies [notes 14 and 19]

SHAREHOLDERS' EQUITY
Share capital [notes 9 and 11]..............................  18,128,325    14,224,340
Currency translation adjustment [note 12]...................   1,072,414       396,623
Deficit.....................................................  (9,685,335)  (14,316,784)
                                                              ----------   -----------
TOTAL SHAREHOLDERS' EQUITY..................................   9,515,404       304,179
                                                              ----------   -----------
                                                              45,873,630    46,893,712
                                                              ==========   ===========

                             See accompanying notes

                                 LAVALIFE INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                              YEARS ENDED SEPTEMBER 30
                                                              -------------------------
                                                                 2003          2002
                                                                   $             $
                                                              -----------   -----------
SALES.......................................................  102,613,064   108,202,711
Cost of services sold.......................................   13,830,938    18,003,055
                                                              -----------   -----------
GROSS PROFIT................................................   88,782,126    90,199,656
                                                              -----------   -----------
EXPENSES
Salaries and benefits [note 13].............................   19,406,289    20,152,383
Selling, office and general [note 16].......................   52,260,294    50,189,126
Amortization [note 13]......................................    5,106,574     5,980,675
Accretion on liability component of convertible preferred
  shares [note 10]..........................................    1,942,908     1,734,739
Other income................................................     (335,301)     (658,916)
Loss on disposal of capital assets..........................      171,724            --
Interest income.............................................     (384,917)     (322,074)
Interest expense [note 18]..................................       92,990     1,911,765
                                                              -----------   -----------
Income before income taxes..................................   10,521,565    11,211,958
                                                              -----------   -----------
Provision for (recovery of) income taxes [note 13]
  Current...................................................      708,412      (811,943)
  Future....................................................    4,171,520    (2,866,476)
                                                              -----------   -----------
                                                                4,879,932    (3,678,419)
                                                              -----------   -----------
NET INCOME FOR THE YEAR.....................................    5,641,633    14,890,377
                                                              ===========   ===========

                             See accompanying notes

                                 LAVALIFE INC.

                       CONSOLIDATED STATEMENTS OF DEFICIT

                                                              YEARS ENDED SEPTEMBER 30
                                                              -------------------------
                                                                 2003          2002
                                                                   $             $
                                                              -----------   -----------
DEFICIT, BEGINNING OF YEAR..................................  (14,316,784)  (29,014,725)
Premium paid on cancellation of Class A common shares and
  stock options [note 11]...................................   (1,010,184)     (192,436)
Net income for the year.....................................    5,641,633    14,890,377
                                                              -----------   -----------
DEFICIT, END OF YEAR........................................   (9,685,335)  (14,316,784)
                                                              ===========   ===========

                             See accompanying notes

                                 LAVALIFE INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              YEARS ENDED SEPTEMBER 30
                                                              ------------------------
                                                                 2003          2002
                                                                   $            $
                                                              -----------   ----------
OPERATING ACTIVITIES
Net income for the year.....................................    5,641,633   14,890,377
Add (deduct) items not affecting cash
  Amortization..............................................    5,106,574    5,980,675
  Future tax assets.........................................    2,890,877   (4,133,870)
  Write down of intangible assets...........................      124,204           --
  Write down of share purchase loans........................      145,000           --
  Loss on disposal of capital assets........................      171,724           --
  Accretion of liability component of convertible preferred
     shares.................................................    1,942,908    1,734,739
Net change in non-cash working capital balances related to
  operations [note 17]......................................      313,984   (3,889,119)
                                                              -----------   ----------
CASH PROVIDED BY OPERATING ACTIVITIES.......................   16,336,904   14,582,802
                                                              -----------   ----------
INVESTING ACTIVITIES
Purchase of capital assets..................................   (2,904,436)  (5,741,793)
Proceeds from sale of capital assets........................      136,048           --
Purchase of intangible assets...............................           --     (121,652)
                                                              -----------   ----------
CASH USED IN INVESTING ACTIVITIES...........................   (2,768,388)  (5,863,445)
                                                              -----------   ----------
FINANCING ACTIVITIES
Repayment of subordinated debt [note 17]....................           --   (9,663,219)
Premium paid on cancellation of Class A common shares and
  stock options.............................................   (1,010,184)    (192,436)
Repayment of share purchase loans...........................      153,063      161,709
Repayment of promissory notes payable.......................      (89,152)          --
Redemption of share capital.................................     (396,180)     (45,096)
Return of capital...........................................  (16,951,767)          --
Issuance of share capital, net [note 17]....................    9,765,151        1,686
                                                              -----------   ----------
CASH USED IN FINANCING ACTIVITIES...........................   (8,529,069)  (9,737,356)
                                                              -----------   ----------
Effect of exchange rate changes on cash and cash
  equivalents...............................................      428,476      (53,953)
                                                              -----------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING
  THE YEAR..................................................    5,467,923   (1,071,952)
Cash and cash equivalents, beginning of year................   12,983,014   14,054,966
                                                              -----------   ----------
CASH AND CASH EQUIVALENTS, END OF YEAR......................   18,450,937   12,983,014
                                                              ===========   ==========

                             See accompanying notes

                                 LAVALIFE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

1.  DESCRIPTION OF THE BUSINESS

     Lavalife Inc. [the "Company"] owns and operates interactive voice response and web-based meeting services, with operations in Canada, the United States and Australia.

2.  SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles ["Canadian GAAP"], which are in conformity, in all material respects, with United States generally accepted accounting principles ["U.S. GAAP"], except as described in note 21 to the consolidated financial statements.

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary companies. All significant intercompany transactions and balances have been eliminated upon consolidation.

  CASH EQUIVALENTS

     Cash equivalents [note 3] comprise only highly liquid investments with original maturities of less than 90 days at the time of purchase and are valued at cost, which approximates market value.

  SHORT-TERM INVESTMENTS

     Short-term investments [note 3] are liquid investments with original maturities of more than 90 days and less than one year at the date of purchase and are valued at the lower of cost and market value.

  INVESTMENT TAX CREDITS

     Investment tax credits ["ITC's"] are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized. The ITC's are recorded as a reduction of the related expense or capital asset cost.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

  CAPITAL ASSETS

     Capital assets are initially recorded at cost. Amortization is calculated on a declining balance basis which is expected to charge operations with the cost of the assets over their estimated useful lives using the following annual rates:

Computer hardware...........................................   30%
Product software............................................   30%
Office software.............................................  100%
Furniture and office equipment..............................   20%
Telephone equipment.........................................   20%

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

     Leasehold improvements are amortized on a straight-line basis over the term of the lease plus the first renewal period.

  INTANGIBLE ASSETS

     Intangible assets consist of costs relating to speeddating. These costs were written off in 2003.

  DEFERRED CHARGES

     Deferred charges consist of financing costs relating to the liability component of convertible preferred shares and will be amortized over the term to redemption.

  CONVERTIBLE PREFERRED SHARES

     The Company's convertible preferred shares are recorded in part as debt and in part as shareholders' equity.

     The debt component consists of the present value of the future interest payments on the convertible preferred shares to maturity and is presented as liability component of convertible preferred shares. Interest on the debt component is accrued over time and recognized as a charge against income.

     The equity component includes the value of the holders' option to convert the convertible preferred shares into Class A common shares. The holders' conversion options are valued using a residual value approach. The equity component is included in the equity component of convertible preferred shares in share capital.

  REVENUE RECOGNITION

     Revenue is derived from customers purchasing time on the Company's computer system and is recognized on the basis of time used by customers. Revenue from the sale of voice and web-based meeting services is deferred based on management's estimate that unused credits older than six months and three months, respectively, at year end will not be used in the future.

  ADVERTISING COSTS

     Advertising costs are expensed as incurred.

  FOREIGN CURRENCY TRANSLATION

     Foreign operations are classified as self-sustaining. Assets and liabilities of the foreign operations are translated into Canadian dollars at exchange rates in effect at the consolidated balance sheet dates. Revenue and expense items are translated at average exchange rates prevailing during the year. The resulting gains or losses are accumulated in a separate component of shareholders' equity.

     Foreign currency denominated monetary assets and liabilities of Canadian operations are translated at the exchange rate prevailing at year end, and revenue and expenses at approximate exchange rates prevailing at the time the transaction occurred. Non-monetary assets, liabilities and amortization are translated at historical exchange rates. Exchange gains and losses are included in the consolidated statements of income.

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

  FOREIGN CURRENCY HEDGING TRANSACTIONS

     The Company enters into foreign exchange contracts to minimize its exposure to fluctuations in foreign currency exchange rates that do not qualify for hedge accounting. These derivative contracts are recorded at fair value and are marked to market.

  STOCK-BASED COMPENSATION PLAN

     The Company has a stock-based compensation plan, which is described in note
11. No compensation expense is recognized for this plan when stock options are issued to or exercised by employees or directors. Any consideration paid by employees or directors on exercise of stock options is credited to share capital. If stock or stock options are repurchased from employees, the excess of the consideration paid over the carrying amount of the stock or stock options cancelled is charged to deficit.

  FINANCIAL INSTRUMENTS

     Financial instruments of the Company consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses and deposits, accounts payable and accrued liabilities and the liability component of convertible preferred shares. As at September 30, 2003 and 2002, there were no significant differences between the carrying values of these amounts and their estimated market values.

     The Company maintains its accounts in Canadian dollars. However, a portion of its operations is located in foreign jurisdictions, and certain products are priced in foreign currencies. Therefore, the Company is subject to foreign currency fluctuation which may, from time to time, affect its profitability.

  USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from those estimates.

3.  CASH AND CASH EQUIVALENTS

     At September 30, 2003, cash equivalents are comprised of a fixed term deposit of U.S.$9,800,000 [CDN$13,229,020] and a GIC of CDN$2,000,000 that bear interest at a rate of 1.06% and 2.47% per annum, respectively. These instruments matured on October 2, 2003.

4.  ACCOUNTS RECEIVABLE

     While the Company has many individual customers, accounts receivable are primarily owed by credit card companies and telecommunications carriers. As at September 30, 2003, four [2002 -- four] of these companies represented 87% [2002 -- 84%] of the accounts receivable balance.

5.  PREPAID EXPENSES AND DEPOSITS

     The Company has invested U.S.$1,045,075 [CDN$1,410,746]
[2002 -- U.S.$1,045,075 [CDN$1,658,743]] in term deposits and money market deposit accounts with interest rates ranging from 2% to 3% which are provided as collateral in connection with credit card processing fees and chargebacks.

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

6.  CAPITAL ASSETS

     Capital assets consist of the following:

                                                2003                        2002
                                      -------------------------   -------------------------
                                                   ACCUMULATED                 ACCUMULATED
                                         COST      AMORTIZATION      COST      AMORTIZATION
                                          $             $             $             $
                                      ----------   ------------   ----------   ------------
Computer hardware...................  37,168,934    22,140,998    36,105,541    20,019,258
Product software....................  27,050,326    26,930,008    27,541,734    25,938,460
Office software.....................   2,468,343     2,340,258     2,156,812     2,156,812
Furniture and office equipment......   1,067,939       877,790     1,111,786       760,311
Telephone equipment.................     599,952       482,302       649,866       526,846
Leasehold improvements..............     399,365       245,411       332,164       327,067
                                      ----------    ----------    ----------    ----------
                                      68,754,859    53,016,767    67,897,903    49,728,754
Less accumulated amortization.......  53,016,767                  49,728,754
                                      ----------                  ----------
NET BOOK VALUE......................  15,738,092                  18,169,149
                                      ==========                  ==========

7.  SHARE PURCHASE LOANS

     Share purchase loans of $46,478 [2002 -- $344,541] were outstanding at September 30, 2003. These loans are non-interest bearing and are payable by fiscal 2004 and fiscal 2005. The agreements provide for a lien on the shares if requested by the Company.

8.  BANK LOANS

     During 2001, the Company arranged a $5,000,000 operating facility bearing interest at the Canadian prime rate plus 0.75% or U.S. base rate plus 0.75%.

     At September 30, 2003, no amount [2002 -- $1,435,534] of the operating facility was utilized for letters of credit.

     As collateral for this facility, the Company and its subsidiaries have provided the bank with a general assignment of accounts receivable and a general security agreement over all assets.

9.  SUBORDINATED DEBENTURES

     During 1998, the Company issued subordinated debentures in the principal amount of $21,150,000, of which $5,539,285 in whole or in part was convertible at the option of the debenture holder into Class A common shares at $3 per share at any time during the term of the debentures. As well, the Company issued 5,203,572 warrants exercisable for Class A common shares at $3 per share. The financing costs relating to these debentures were approximately $2,147,000, resulting in net proceeds to the Company of approximately $18,853,000.

     The debentures accrued interest at 11% per annum, payable quarterly. The Company had the option to elect to defer principal payments until October 20, 2002 [the maturity date of the debentures], at an interest rate on the deferred amount of 18% per annum, payable quarterly.

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

     The following is a continuity schedule of subordinated debentures:

                                                                2003          2002
                                                                 $              $
                                                            ------------   -----------
BALANCE, BEGINNING OF YEAR................................  $ 11,486,781   $21,150,000
Cash repayment............................................            --    (9,663,219)
Non-cash repayment........................................   (11,486,781)           --
                                                            ------------   -----------
BALANCE, END OF YEAR......................................            --    11,486,781
                                                            ============   ===========

     On October 18, 2002, the convertible debenture holder exercised its option and converted $5,539,285 of the outstanding principal amount into 1,846,428 Class A common shares and 5,203,572 warrants were exercised for 5,203,572 Class A common shares at $3 per share [note 11]. The exercise price of the warrants was satisfied by way of settlement of the remaining debenture balance of $5,947,497 and a cash repayment in the amount of $9,663,219.

10.  LIABILITY COMPONENT OF CONVERTIBLE PREFERRED SHARES

     The following is a continuity schedule of the liability component of convertible preferred shares:

                                                                2003          2002
                                                                  $             $
                                                             -----------   -----------
BALANCE, BEGINNING OF YEAR.................................  $16,190,897   $14,456,158
Accretion of liability component of convertible preferred
  shares...................................................    1,942,908     1,734,739
                                                             -----------   -----------
BALANCE, END OF YEAR.......................................   18,133,805    16,190,897
                                                             ===========   ===========

11.  SHARE CAPITAL

     Share capital consists of the following:

  AUTHORIZED

     Unlimited senior preferred shares redeemable by the Company, non-voting, preferential cumulative dividends payable quarterly

     Unlimited Class K preference shares, non-voting, issuable in series, cumulative dividends, convertible at the option of the holder on a one-for-one basis into Class A common shares 2,500,000 each of Class L and Class M common shares, non-voting, together convertible at the option of the holder into 2,500,000 Class A common shares

     Unlimited Class A common shares, voting, no par value

     Unlimited convertible preferred shares, voting, no dividends except to the extent dividends are paid on the Class A common shares, convertible at the option of the holder on a one-for-one basis into Class A common shares, retractable at the option of the holder, redeemable by the Company

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

  ISSUED AND OUTSTANDING

     The Company has share capital issued and outstanding as follows:

                                                 2003                      2002
                                        -----------------------   ----------------------
                                            #            $            #           $
                                        ----------   ----------   ---------   ----------
Equity component of convertible
  preferred shares....................   3,125,000   10,211,193   3,125,000   13,336,193
Warrants..............................          --           --   5,203,572            1
Series A Warrants.....................   1,562,500           --   1,562,500           --
Class A common shares.................  13,751,418    7,917,132   6,778,325      888,146
                                        ----------   ----------   ---------   ----------
                                                     18,128,325               14,224,340
                                                     ==========               ==========

     On October 18, 2002, the convertible debenture holders exercised their options and converted $5,539,285 of the outstanding principal amount into 1,846,428 Class A common shares. As well, 5,203,572 warrants were exercised for 5,203,572 Class A common shares at $3 per share [note 9].

     On January 29, 2003, the Board of Directors declared and approved a return of capital of $1 per share on all shares outstanding. The return of capital paid out was $16,951,767. This reduced the stated capital by $1 per share. Additionally, the exercise price of all options and Series A warrants outstanding were reduced by $1 per option.

     During the year, the Company redeemed and cancelled 123,268
[2002 -- 11,238] Class A common shares for $896,641 [2002 -- $86,467], of which
$500,461 [2002 -- $36,594] was recorded as a premium on the redemption of these shares.

     During the year, the Company redeemed 322,364 [2002 -- 37,524] stock options and recorded a premium of $508,864 [2002 -- $155,842] on the redemption of these options.

     During the year, 46,361 options [2002 -- 562] were exercised for common shares totaling $101,067 [2002 -- $1,686].

     On September 29, 1999, the Company issued 3,125,000 units consisting of 3,125,000 convertible preferred shares and 1,562,500 detachable Series A Warrants for net proceeds of $25,000,000 less issue costs of $258,700. The convertible preferred shares are not entitled to dividends except to the extent dividends are paid on the Class A common shares. The convertible preferred shares are convertible into Class A common shares at the option of the holder for no additional consideration, are retractable at the option of the holder seven years from the date of issue, and are redeemable by the Company on or after October 20, 2002. Each Series A Warrant can be exercised to purchase one Class A common share at an initial price of $9 [2002 -- $10] per share, and expires five years from the date of issue.

  STOCK OPTIONS

     On January 29, 1998, the Company implemented an Employee Share Option Plan [the "Old Plan"] that was amended on November 24, 1998. Options are granted with an exercise price equal to the fair market value of the underlying share as determined by the Board of Directors, and expire no later than 10 years from their date of grant. The right to exercise options accrues under two methods. Options designated as "Short-term Options" vest immediately and are exercisable within 45 days from the date of grant with an exercise price ranging from $3 to $6.75. Options designated as "Long-term Options" vest and were exercisable at prices ranging from $3 to $6.75 in equal annual amounts over four years beginning on the first anniversary of the options grant date with the exception of Long-term Options granted for which the first vesting date was

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

designated as January 31, 1999. As of January 29, 2003, both the options designated as "Short-term Options" and "Long-term Options" are now exercisable at prices ranging from $2 to $5.75 due to the $1 reduction in stated capital paid out as a $1 cash distribution. No further options are being granted under the Old Plan.

     On January 1, 2001, the Company implemented an Employee Share Option Plan 2001 [the "New Plan"]. Options are granted with an exercise price equal to the fair market value of the underlying share as determined by the Board of Directors, and expire no later than five years from their date of grant. Options vest equally over three years from the date of grant and are exercisable at prices ranging from $5.75 to $7.50 due to the $1 reduction in stated capital.

     The aggregate combined number of options that may be granted pursuant to the Old Plan and the New Plan [collectively, the "Plan"] may not exceed 2,500,000. The options are exercisable on a one-for-one basis into Class A common shares.

     As at September 30, 2003, the Company has Class A common shares allocated for issuance to employees under the Plan. Changes in stock options issued under the Plan are as follows:

                                                                        WEIGHTED AVERAGE
                                                                         EXERCISE PRICE
                                                                #              $
                                                            ---------   ----------------
OPTIONS OUTSTANDING, AT SEPTEMBER 30, 2001................  1,273,901         5.84
                                                            ---------        -----
Options issued............................................    196,960         8.50
Options exercised.........................................       (562)        3.00
Options repurchased.......................................    (37,524)        3.74
Options cancelled.........................................    (80,703)        6.69
                                                            ---------        -----

OPTIONS OUTSTANDING, AT SEPTEMBER 30, 2002................  1,352,072         6.24
                                                            ---------        -----
Options repurchased before return of capital..............     (8,854)        4.49
Options cancelled before return of capital................    (42,684)        7.92
                                                            ---------        -----

OPTIONS OUTSTANDING, AT JANUARY 29, 2003..................  1,300,534         7.82
                                                            ---------        -----
Reduction of exercise price...............................                   (1.00)
Options issued............................................    749,284         7.25
Options exercised.........................................    (46,361)        2.16
Options repurchased.......................................   (313,510)        5.74
Options cancelled.........................................   (216,027)        6.49
                                                            ---------        -----
OPTIONS OUTSTANDING, AT SEPTEMBER 30, 2003................  1,473,920         6.03
                                                            =========        =====

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

     The following table summarizes information relating to the stock options outstanding at September 30, 2003:

                            WEIGHTED
                            AVERAGE
EXERCISE    OPTIONS        REMAINING         OPTIONS
 PRICE    OUTSTANDING   CONTRACTUAL LIFE   EXERCISABLE
   $           #            [YEARS]             #
--------  -----------   ----------------   -----------
2.00....     219,324          4.44           219,324
3.05....       3,534          5.78             3,441
5.75....     432,947          4.79           280,755
7.50....      68,831          3.49            22,928
7.25....     749,284          4.50                --
           ---------                         -------
           1,473,920                         526,448
           =========                         =======

  WARRANTS

     On October 18, 2002, all warrants were exercised [note 9].

  SERIES A WARRANTS

     As at September 30, 2003 and 2002, the Company has a total of 1,562,500 share purchase Series A Warrants outstanding to purchase common shares. The Series A Warrants are exercisable at $9 [2002 -- $10] per share until expiry on September 29, 2004 by the holders of convertible preferred shares.

12.  CURRENCY TRANSLATION ADJUSTMENT

     The following is a continuity schedule of the currency translation adjustment account included in shareholders' equity:

                                                                2003        2002
                                                                  $          $
                                                              ---------   --------
BALANCE, BEGINNING OF YEAR..................................    396,623    504,568
Currency translation gain (loss)............................    675,791   (107,945)
                                                              ---------   --------
BALANCE, END OF YEAR........................................  1,072,414    396,623
                                                              =========   ========

     The unrealized translation adjustment, which arises on the translation to Canadian dollars of assets and liabilities of the Company's foreign operations, resulted in an unrealized currency translation gain of $675,791 for fiscal 2003 [2002 -- loss of $107,945] primarily from the strengthening of the Canadian dollar against the U.S. dollar during the year.

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

13.  INCOME TAXES

     The tax effects of temporary differences that give rise to significant portions of the future tax assets and liabilities at September 30 are presented below:

                                                  2003                         2002
                                       --------------------------   --------------------------
                                         CANADA     UNITED STATES     CANADA     UNITED STATES
                                        [CDN $]        [CDN $]       [CDN $]        [CDN $]
                                       ----------   -------------   ----------   -------------
FUTURE TAX ASSETS
Non-capital loss carryforwards[a]....     864,493            --      1,701,937            --
Scientific research and experimental
  development expenditures[b]........     761,147            --      3,422,306            --
Investment tax credits[c]............   1,692,873            --      1,429,983            --
Liabilities deductible when paid.....     102,208     1,545,951        821,894     1,837,849
Other................................          --       330,206             --       341,377
                                       ----------     ---------     ----------     ---------
Total future tax assets..............   3,420,721     1,876,157      7,376,120     2,179,226
Less valuation allowance.............          --            --             --            --
                                       ----------     ---------     ----------     ---------
                                        3,420,721     1,876,157      7,376,120     2,179,226
                                       ----------     ---------     ----------     ---------
FUTURE TAX LIABILITIES
Other................................    (168,511)           --     (1,112,088)           --
Capital assets.......................    (898,889)           --     (1,019,835)           --
                                       ----------     ---------     ----------     ---------
Total future tax liabilities.........  (1,067,400)           --     (2,131,923)           --
                                       ----------     ---------     ----------     ---------
NET FUTURE TAX ASSETS................   2,353,321     1,876,157      5,244,197     2,179,226
                                       ==========     =========     ==========     =========

---------------

[a] The Company has Canadian federal non-capital loss carryforwards of nil
    [2002 -- $2,021,361] as at September 30, 2003 which are available to reduce future years' taxable income.

    The Company has Canadian provincial non-capital loss carryforwards of approximately $7,596,601 [2002 -- $9,634,224] as at September 30, 2003 which are available to reduce future years' taxable income. The losses begin to expire in 2007.

[b] The Company has available scientific research and experimental development expenditures for income tax purposes which may be carried forward indefinitely to reduce future years' taxable income. The total of such expenditures accumulated to September 30, 2003 is approximately $2,024,567 [2002 -- $9,174,236].

[c] The Company is eligible for ITC's on its qualifying current and capital expenditures incurred in each taxation year. These credits may be carried forward to reduce taxable income of subsequent years. The total of such ITC's accumulated to September 30, 2003 is approximately $2,564,765
    [2002 -- $2,274,146], the majority of which expire in 2008 and 2009.

     During the year ended September 30, 2003, the Company realized $1,480,201 [2002 -- $1,518,149] of refundable and non-refundable federal ITC's. This amount has been applied against salaries $729,662 [2002 -- $363,077], computer hardware $10,152 [2002 -- $56,552], product software $10,579 [2002 -- $172,971] and amortization $729,808 [2002 -- $925,549].

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

14.  COMMITMENTS

     Future minimum annual lease payments in aggregate and over the next five years for premises and equipment are as follows:

                                                                  $
                                                              ----------
2004........................................................   2,322,505
2005........................................................   2,059,406
2006........................................................   2,063,955
2007........................................................   2,061,525
2008........................................................   2,078,256
Thereafter..................................................   2,032,813
                                                              ----------
                                                              12,618,460
                                                              ==========

     In addition, the Company has commitments until June 2005 with marketing partners in the amount of approximately $6,443,000 [2002 -- $9,000,000 until June 2004].

     At September 30, 2003, the Company had U.S.$3,000,000
[2002 -- U.S.$5,000,000] of forward contracts at rates between 1.3475 and 1.3495 and a U.S.$1,000,000 [2002 -- nil] put option at a rate of 1.3655 outstanding to sell U.S. dollars maturing at various dates between October 2, 2003 and November 17, 2003. Other income includes an unrealized net mark-to-market position gain on these contracts of $127,650 at September 30, 2003.

15.  RESTRUCTURING COSTS

     The Company completed its formal plan to restructure its operations during 2003. Changes in the restructuring provision included in accounts payable and accrued liabilities during the year ended September 30, 2003 are summarized as follows

                                                      2002     PAID DURING THE YEAR   2003
                                                        $               $              $
                                                     -------   --------------------   ----
Restructuring activities:
  Workforce reductions.............................  199,642         199,642            --
  Equipment and asset write downs..................   78,384          78,384            --
  Lease costs......................................   62,240          62,240            --
                                                     -------         -------          ----
                                                     340,266         340,266            --
                                                     =======         =======          ====

16.  RELATED PARTY TRANSACTIONS

     In the normal course of business the Company transacts with directors and shareholders of the Company. During the year ended September 30, 2003, $743,619 [2002 -- $522,506] was charged to selling, office and general expenses for directors' and consulting fees, of which $38,423 [2002 -- $142,000] is included in accounts payable and accrued liabilities. All service and purchase transactions with related parties are based on similar terms and conditions as those transacted with third parties.

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

17.  CONSOLIDATED STATEMENTS OF CASH FLOWS

     The net change in non-cash working capital balances related to operations consists of the following:

                                                                 2003         2002
                                                                  $            $
                                                              ----------   ----------
Accounts receivable.........................................     887,432   (1,436,366)
Prepaid expenses and deposits...............................     155,819     (956,509)
Accounts payable and accrued liabilities....................  (2,169,831)  (1,099,741)
Income and other taxes payable..............................     817,507   (1,012,165)
Deferred revenue............................................     623,057      615,662
                                                              ----------   ----------
                                                                 313,984   (3,889,119)
                                                              ==========   ==========

     During the year ended September 30, 2003, the Company paid income taxes of $232,269 [2002 -- $793,497] and interest of $92,990 [2002 -- $1,911,765].

  NON-CASH TRANSACTIONS:

     During the year ended September 30, 2003, the Company entered into the following non-cash activities:

     At September 30 2003, accounts payable and accrued liabilities relating to capital assets totaled $22,413 [2002 -- $234,605].

     The Company issued a promissory note payable for nil [2002 -- $4,777] on cancellation of Class A common shares [note 11].

     ITC's of $20,731 [2002 -- $229,523] were recognized on capital assets [note 13].

     The Company settled $11,486,781 on the subordinated debt through conversion and exercise of warrants as described in note 9.

18.  INTEREST EXPENSE

     During the year, the Company recorded current interest expense of $92,990 [2002 -- $294,070] and long-term interest expense of nil [2002 -- $1,617,695].

19.  CONTINGENCIES

     During the ordinary course of business activities, the Company may be contingently liable for litigation and a party to claims. Management believes that adequate provisions have been recorded in the accounts where required. Although it is not possible to estimate the extent of potential costs and losses, if any, management believes that the ultimate resolution of such contingencies will not have a material adverse effect on the financial position of the Company.

20.  COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

     The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 2003 consolidated financial statements.

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

21.  RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The Company's accounting policies as reflected in these consolidated financial statements do not materially differ from U.S. GAAP except for the following:

  [A] FINANCIAL INSTRUMENTS

     Under Canadian GAAP, the Company accounts for its convertible preferred shares in accordance with their substance and, as such, they are presented in the financial statements in their liability and equity components. The liability component is accreted to the face amount of the convertible preferred shares as interest expense. Financing costs associated with the convertible preferred shares have been allocated between the liability and equity components whereby those costs allocated to the liability component are recorded as deferred financing costs and those allocated to the equity component are recorded as a reduction of the carrying value of the equity component.

     Under U.S. GAAP the convertible preferred shares are treated as mezzanine equity and the associated financing costs have been recorded as a reduction of the carrying value of the convertible preferred shares.

     During the year ended September 30, 2003, the Company made a payment to the holders of the convertible preferred shares in the amount of $3,125,000 that, under Canadian GAAP, was recorded as a reduction in the carrying value of the equity component of the convertible preferred shares. Under U.S. GAAP, this payment is recorded as a direct charge to deficit.

  [B] REVENUE RECOGNITION

     Under U.S. GAAP, the Company has adopted the recommendations of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Based on these recommendations, which require a more restrictive analysis of management's best estimates of deferred revenue, the Company defers revenue from the sale of voice-based meeting services based on usage and management's estimate that unused minutes aged less than one year will be used by customers. Revenue from web-based meeting services is deferred ratably over the estimated average expected usage of the customer.

  [C] INTANGIBLE ASSETS

     Marketing costs related to launching new services are deferred until launch under Canadian GAAP. Under U.S. GAAP, these costs are expensed as incurred.

  [D] SHAREHOLDER LOANS

     The Company records loans to shareholders to purchase shares of the Company as receivables under Canadian GAAP. Under U.S. GAAP, these amounts are deducted from shareholders' equity.

  [E] STOCK BASED COMPENSATION

     The Company's stock option plan allows for the redemption of the employees' vested options whereby the difference between the grant price and the market price is paid by the Company under certain conditions. Under Canadian GAAP, the Company records amounts paid on redemption as a direct charge to deficit. Under U.S. GAAP, Emerging Issues Task Force Abstract No. 00-23 requires that all options with such a feature be marked-to-market and the obligation be recognized through the income statement of the Company.

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

  [F] NET INCOME

     The following table presents net income and earnings per share information under U.S. GAAP:

                                                                2003         2002
                                                                  $           $
                                                              ---------   ----------
Net income under Canadian GAAP..............................  5,641,633   14,890,377
  Adjustments:
     Financial instruments [a]..............................  1,960,359    1,752,190
     Revenue recognition [b]................................    625,750      521,253
     Intangible assets [c]..................................    124,204     (124,204)
     Stock-based compensation [e]...........................    452,795   (1,803,931)
  Tax effect of the above items.............................   (203,414)    (203,220)
                                                              ---------   ----------
  NET INCOME UNDER U.S. GAAP................................  8,601,327   15,032,465
                                                              =========   ==========

  [G] COMPREHENSIVE INCOME

     Comprehensive income is measured in accordance with Statement of Financial Accounting Standards ["FAS"] No. 130, "Reporting Comprehensive Income." This standard defines comprehensive income as all charges to equity other than those resulting from investments by owners and distributions to owners. Comprehensive income is comprised of net income and other comprehensive income where other comprehensive income is the change in equity during the period that arises from transactions and other events that are related to non-owner sources. The concept of comprehensive income does not exist under Canadian GAAP.

     The following table presents the consolidated statement of comprehensive income under U.S. GAAP:

                                                                2003         2002
                                                                  $           $
                                                              ---------   ----------
Net income under U.S. GAAP..................................  8,601,327   15,032,465
Foreign currency translation adjustment.....................    675,791     (107,945)
                                                              ---------   ----------
COMPREHENSIVE INCOME........................................  9,277,118   14,924,520
                                                              =========   ==========

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

  [H] BALANCE SHEET

     The following table indicates the significant items in the consolidated balance sheets that would have been affected had the consolidated financial statements been prepared under U.S. GAAP. The amounts under U.S. GAAP would be as follows:

                                                                 2003         2002
                                                                  $             $
                                                              ----------   -----------
Share purchase loans [d]....................................          --            --
Deferred charges [a]........................................          --            --
Intangible assets [c].......................................          --            --
Future tax assets -- current portion [b]....................   5,523,010     5,550,393
Accounts payable and accrued liabilities [d]................  11,677,545    15,146,312
Deferred revenue [b]........................................   3,832,029     4,033,465
Liability component of convertible preferred shares [a].....          --            --
Mezzanine equity -- convertible preferred shares [a]........  24,741,300    24,741,300
Share capital [a and d].....................................   7,870,654       543,606
Currency translation adjustment [g].........................          --            --
Deficit [f].................................................  (8,268,855)  (13,265,682)
Accumulated comprehensive loss [g]..........................   1,072,414       396,623
                                                              ----------   -----------

  [I] RECENTLY ISSUED PRONOUNCEMENTS

     Under Staff Accounting Bulletin No. 74, the Company is required to disclose certain information related to new accounting standards which have not yet been adopted due to delayed effective dates.

  Canadian GAAP

     The Canadian Institute of Chartered Accountants ["CICA"] amended Handbook
Section 3870, Stock-based Compensation and Other Stock-based Payments, which defines, among other things, recognition, measurement and disclosure standards for stock-based compensation. The standard requires the Company to use a fair value based method for options granted. The Company, as permitted by CICA Handbook Section 3870, will apply the new recommendations on a prospective basis beginning on October 1, 2003.

     In December 2002, the CICA issued Handbook Section 3063, Impairment of Long-Lived Assets, which modifies existing guidance on long-lived assets impairment measurements and establishes standards for the recognition, measurement and disclosure of the impairment of long-lived assets. The new standard requires that an impairment loss be recognized when the carrying amount of an asset exceeds the sum of the undiscounted cash flows expected from this asset.

     In 2003, the CICA issued Accounting Guideline AcG-15, "Consolidation of Variable Interest Entities", to provide guidance for applying the principles in Handbook Section 1590, "Subsidiaries", to certain entities. Although the CICA is contemplating amendments to the Guideline, it is expected to be effective for the Company's 2005 fiscal year. The Company will review AcG-15, the impact of the Guideline, if any, on the Company's consolidated financial statements when the CICA issues the amended Guideline.

     In 2003, the CICA finalized amendments to Accounting Guideline AcG-13, "Hedging Relationships", that clarified certain of the requirements in AcG-13 and provided additional application guidance. AcG-13 is applicable for the Company's 2004 fiscal year. The Company does not expect the adoption of this Guideline to have a material impact on its consolidated financial statements.

                                 LAVALIFE INC.

                               SEPTEMBER 30, 2003

     In 2003, the CICA issued Emerging Issues Committee Abstract EIC-141, "Revenue Recognition", to provide guidance for applying the principles in Handbook Section 3400, "Revenue." EIC-141 is applicable for the second quarter of the Company's 2004 fiscal year. The Company will review EIC-141 and the impact of the Abstract, if any, on the Company's consolidated financial statements.

  U.S. GAAP

     In 2003, the Financial Accounting Standards Board amended Interpretation No. 46, "Consolidation of Variable Interest Entities" ["FIN 46R"]. FIN 46R requires that a variable interest entity ["VIE"] be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE's activities and/or is entitled to receive a majority of the VIE's residual returns. For the Company, the requirements of FIN 46R apply to VIEs created after January 31, 2003. For VIEs created before January 31, 2003, the requirements of FIN 46R apply as of March 31, 2004 for a VIE that does not meet the definition of a special-purpose entity ["SPE"] and as of December 31, 2003 for a VIE that is an SPE.

     The adoption of FIN 46R did not have an impact on the Company as at September 30 or December 31, 2003 and management expects that it will have no impact as at March 31, 2004.

22.  SUBSEQUENT EVENTS

     Subsequent to year end the Company entered into a commitment until June 2005 with a marketing partner in the amount of approximately $15,300,000
[U.S. -- $11,500,000]. If certain minimum revenue thresholds are achieved, the contract may be extended to December 2006 for an additional $12,700,000
[U.S. -- $9,500,000].

     In February 2004, the Company settled a sales tax liability with the State of New York for approximately $979,000. The liability had been recorded at $2,762,000.

     On March 3, 2004 the Company entered into a master transaction agreement with MemberWorks Incorporated to sell its assets and outstanding capital stock for approximately $152,500,000 in cash. The transaction is expected to be completed in April 2004, subject to certain closing conditions. Following the consummation of the sale, the Company will operate as a wholly-owned subsidiary of MemberWorks Incorporated.

                                 LAVALIFE INC.

                   INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                   UNAUDITED
                               DECEMBER 31, 2003

                                 LAVALIFE INC.
                     INCORPORATED UNDER THE LAWS OF ONTARIO

                      INTERIM CONSOLIDATED BALANCE SHEETS

                                                                 AS AT          AS AT
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2003           2002
                                                                   $              $
                                                              ------------   ------------
                                                                      [UNAUDITED]
                                         ASSETS
CURRENT
Cash and cash equivalents...................................   22,689,482     23,422,417
Accounts receivable.........................................    2,041,266      3,106,859
Income taxes receivable.....................................      359,465      1,300,000
Prepaid expenses and deposits...............................    1,616,024      4,006,399
Future tax assets...........................................    5,051,934      6,311,281
                                                               ----------    -----------
TOTAL CURRENT ASSETS........................................   31,758,171     38,146,956
                                                               ----------    -----------
Capital assets, net.........................................   14,690,685     17,655,103
Share purchase loans........................................       46,478        291,592
Deferred charges, net.......................................       45,080         62,536
Intangible assets...........................................       25,011        194,017
Future tax assets...........................................           --             --
                                                               ----------    -----------
                                                               46,565,425     56,350,204
                                                               ==========    ===========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable and accrued liabilities....................    9,517,467     10,222,708
Income and other taxes payable..............................    3,703,622      4,175,760
Deferred revenue............................................    3,512,602      2,933,005
Subordinated debentures.....................................           --             --
                                                               ----------    -----------
TOTAL CURRENT LIABILITIES...................................   16,733,691     17,331,473
                                                               ----------    -----------
Promissory notes payable....................................           --             --
Liability component of convertible preferred shares.........   18,677,819     16,676,624
Future tax liabilities......................................    1,104,897             --
                                                               ----------    -----------
TOTAL LIABILITIES...........................................   36,516,407     34,008,097
                                                               ----------    -----------
Commitments [note 3]

SHAREHOLDERS' EQUITY
Share capital...............................................   18,122,500     35,397,457
Currency translation adjustment.............................    1,107,392        393,096
Deficit.....................................................   (9,180,874)   (13,448,446)
                                                               ----------    -----------
TOTAL SHAREHOLDERS' EQUITY..................................   10,049,018     22,342,107
                                                               ----------    -----------
                                                               46,565,425     56,350,204
                                                               ==========    ===========

                             See accompanying notes

                                 LAVALIFE INC.

                   INTERIM CONSOLIDATED STATEMENTS OF INCOME

                                                                  THREE MONTHS ENDED
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2003           2002
                                                                   $              $
                                                              ------------   ------------
                                                                      [UNAUDITED]
SALES.......................................................   23,100,323     27,152,041
Cost of services sold.......................................    3,348,245      3,779,495
                                                               ----------     ----------
GROSS PROFIT................................................   19,752,078     23,372,546
                                                               ----------     ----------
EXPENSES
Salaries and benefits.......................................    5,050,187      4,885,665
Selling, office and general.................................   12,098,863     14,051,637
Amortization................................................    1,198,978      1,377,652
Accretion on liability component of convertible preferred
  shares....................................................      544,014        485,727
Other expense (income)......................................      392,416        302,927
Loss on disposal of capital assets..........................           --             --
Interest income.............................................     (171,497)      (123,820)
Interest expense............................................          592         62,698
                                                               ----------     ----------
TOTAL EXPENSES..............................................   19,113,553     21,042,486
                                                               ----------     ----------
Income before income taxes..................................      638,525      2,330,060
                                                               ----------     ----------
Provision for (recovery of) income taxes
  Current...................................................      (90,069)       342,724
  Future....................................................      208,225      1,114,000
                                                               ----------     ----------
                                                                  118,156      1,456,724
                                                               ----------     ----------
NET INCOME FOR THE PERIOD...................................      520,369        873,336
                                                               ==========     ==========

                             See accompanying notes

                                 LAVALIFE INC.

                   INTERIM CONSOLIDATED STATEMENTS OF DEFICIT

                                                                  THREE MONTHS ENDED
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2003           2002
                                                                   $              $
                                                              ------------   ------------
                                                                      [UNAUDITED]
DEFICIT, BEGINNING OF PERIOD................................   (9,685,335)   (14,316,784)
Premium paid on cancellation of Class A common shares and
  stock options.............................................      (15,908)        (4,998)
Net income for the period...................................      520,369        873,336
                                                               ----------    -----------
DEFICIT, END OF PERIOD......................................   (9,180,874)   (13,448,446)
                                                               ==========    ===========

                             See accompanying notes

                                 LAVALIFE INC.

                 INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  THREE MONTHS ENDED
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2003           2002
                                                                   $              $
                                                              ------------   ------------
                                                                      [UNAUDITED]
OPERATING ACTIVITIES
Net income for the period...................................      520,369        873,336
Add (deduct) items not affecting cash
  Amortization..............................................    1,198,978      1,377,652
  Future tax assets.........................................      208,225      1,098,961
  Loss on disposal of capital assets........................           --             --
Accretion of liability component of convertible preferred
  shares....................................................      544,014        485,727
Net change in non-cash working capital balances related to
  operations................................................    1,948,926     (2,109,913)
                                                               ----------     ----------
CASH PROVIDED BY OPERATING ACTIVITIES.......................    4,420,512      1,725,763
                                                               ----------     ----------
INVESTING ACTIVITIES
Purchase of capital assets..................................     (193,821)      (842,259)
Proceeds from sale of capital assets........................           --             --
Purchase of intangible assets...............................      (25,011)       (69,813)
                                                               ----------     ----------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.............     (218,832)      (912,072)
                                                               ----------     ----------
FINANCING ACTIVITIES
Premium paid on cancellation of Class A common shares and
  stock options.............................................      (15,908)        (4,998)
Repayment of share purchase loans...........................           --         52,949
Repayment of promissory notes payable.......................           --        (89,152)
Redemption of share capital.................................       (5,825)            --
Issuance of share capital, net..............................           --      9,686,336
                                                               ----------     ----------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.............      (21,733)     9,645,135
                                                               ----------     ----------
Effect of exchange rate changes on cash and cash
  equivalents...............................................       58,598        (19,423)
                                                               ----------     ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS DURING THE
  PERIOD....................................................    4,238,545     10,439,403
Cash and cash equivalents, beginning of period..............   18,450,937     12,983,014
                                                               ----------     ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................   22,689,482     23,422,417
                                                               ==========     ==========

                             See accompanying notes

                                 LAVALIFE INC.

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The unaudited interim consolidated financial statements of Lavalife Inc. [the "Company"] have been prepared by management in accordance with Canadian generally accepted accounting principles ["Canadian GAAP"], which are in conformity, in all material respects, with United States generally accepted accounting principles ["U.S. GAAP"], except as described in note 4 to the unaudited interim consolidated financial statements.

     The unaudited interim consolidated financial statements do not conform in all respects to the requirements of generally accepted accounting principles for annual financial statements. Accordingly, these unaudited interim consolidated financial statements should be read in conjunction with the 2003 annual consolidated financial statements.

     In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at December 31, 2003 and 2002 and the results of operations and cash flows for the three-month periods ended December 31, 2003 and 2002.

2.  SIGNIFICANT ACCOUNTING POLICIES

     These unaudited interim consolidated financial statements follow the same accounting policies and methods as the most recent annual consolidated financial statements.

3.  COMMITMENTS

     During the quarter ended December 31, 2003, the Company entered into a commitment until June 2005 with a marketing partner in the amount of approximately $15,300,000 [U.S. $11,500,000]. If certain minimum revenue thresholds are achieved, the contract may be extended to December 2006 for an additional $12,700,000 [U.S. $9,500,000].

4.  RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The Company's accounting policies as reflected in these unaudited interim consolidated financial statements do not materially differ from U.S. GAAP except for the following:

  [A] FINANCIAL INSTRUMENTS

     Under Canadian GAAP, the Company accounts for its convertible preferred shares in accordance with their substance and, as such, they are presented in the financial statements in their liability and equity components. The liability component is accreted to the face amount of the convertible preferred shares as interest expense. Financing costs associated with the convertible preferred shares have been allocated between the liability and equity components whereby those costs allocated to the liability component are recorded as deferred financing costs and those allocated to the equity component are recorded as a reduction of the carrying value of the equity component.

     Under U.S. GAAP the convertible preferred shares are treated as mezzanine equity and the associated financing costs have been recorded as a reduction of the carrying value of the convertible preferred shares.

  [B] REVENUE RECOGNITION

     Under U.S. GAAP, the Company has adopted the recommendations of Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements." Based on these recommendations, which require a more

                                 LAVALIFE INC.

                               DECEMBER 31, 2003
                                   UNAUDITED

restrictive analysis of management's best estimates of deferred revenues, the Company defers revenue from the sale of voice-based meeting services based on usage and management's estimate that unused minutes aged less than one year will be used by customers. Revenue from web-based meeting services is deferred ratably over the estimated average expected usage of the customer.

  [C] INTANGIBLE ASSETS

     Marketing costs related to launching new services are deferred until launch under Canadian GAAP. Under U.S. GAAP, these costs are expensed as incurred.

  [D] SHAREHOLDER LOANS

     The Company records loans to shareholders to purchase shares of the Company as receivables under Canadian GAAP. Under U.S. GAAP, these amounts are deducted from shareholders' equity.

  [E] STOCK BASED COMPENSATION

     The Company's stock option plan allows for the redemption of the employees' vested options whereby the difference between the grant price and the market price is paid by the Company under certain conditions. Under Canadian GAAP, the Company records amounts paid on redemption as a direct charge to deficit. Under U.S. GAAP, Emerging Issues Task Force Abstract No. 00-23 requires that all options with such a feature be marked-to-market and the obligation be recognized through the income statement of the Company.

  [F] NET INCOME

     The following table presents net income and earnings per share information under U.S. GAAP:

                                                                  THREE MONTHS ENDED
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2003           2002
                                                                   $              $
                                                              ------------   ------------
Net income under Canadian GAAP..............................     520,369        873,336
Adjustments:
  Financial instruments [a].................................     548,377        490,090
  Revenue recognition [b]...................................    (459,498)       145,842
  Intangible assets [c].....................................     (25,011)       (69,813)
  Stock-based compensation [e]..............................     (12,585)       189,900
  Tax effect of above items.................................     180,753        (48,096)
                                                                --------      ---------
NET INCOME UNDER U.S. GAAP..................................     752,405      1,581,259
                                                                ========      =========

  [G] COMPREHENSIVE INCOME

     Comprehensive income is measured in accordance with Statement of Financial Accounting Standards ["FAS"] No. 130, "Reporting Comprehensive Income." This standard defines comprehensive income as all charges to equity other than those resulting from investments by owners and distributions to owners. Comprehensive income is comprised of net income and other comprehensive income where other comprehensive income is the change in equity during the period that arises from transactions and other events that are related to non-owner sources. The concept of comprehensive income does not exist under Canadian GAAP.

                                 LAVALIFE INC.

                               DECEMBER 31, 2003
                                   UNAUDITED

     The following table presents the unaudited interim consolidated statement of comprehensive income under U.S. GAAP:

                                                                  THREE MONTHS ENDED
                                                              ---------------------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2003           2002
                                                                   $              $
                                                              ------------   ------------
Net income under U.S. GAAP..................................    752,405       1,581,259
Foreign currency translation adjustment.....................     34,978          (3,527)
                                                                -------       ---------
COMPREHENSIVE INCOME........................................    787,383       1,577,732
                                                                =======       =========

  [H] BALANCE SHEET

     The following table indicates the significant items in the unaudited interim consolidated balance sheets that would have been affected had the unaudited interim consolidated financial statements been prepared under U.S. GAAP. The amounts under U.S. GAAP would be as follows:

                                                                 THREE MONTHS ENDED
                                                             ---------------------------
                                                             DECEMBER 31,   DECEMBER 31,
                                                                 2003           2002
                                                                  $              $
                                                             ------------   ------------
Share purchase loans [d]...................................           --             --
Deferred charges [a].......................................           --             --
Intangible assets [c]......................................           --             --
Future tax assets..........................................    5,421,320      6,655,232
Accounts payable and accrued liabilities [e]...............   11,315,339     12,778,050
Deferred revenue [b].......................................    4,506,806      3,947,570
Liability component of convertible preferred shares [a]....           --             --
Mezzanine equity -- convertible preferred shares [a].......  (24,741,300)   (24,741,300)
Share capital [a] and [d]..................................   (7,864,829)   (21,769,672)
Currency translation adjustment [g]........................           --             --
Deficit [f]................................................    7,525,947     11,659,440
Accumulated comprehensive loss [g].........................    1,107,392        393,096
                                                             ===========    ===========

5.  SUBSEQUENT EVENTS

     In February 2004, the Company settled a sales tax liability with the State of New York for approximately $979,000. The liability had been recorded at $2,762,000.

     On March 3, 2004 the Company entered into a master transaction agreement with MemberWorks Incorporated to sell its assets and outstanding capital stock for approximately $152,500,000 in cash. The transaction is expected to be completed in April 2004, subject to certain closing conditions. Following the consummation of the sale, the Company will operate as a wholly-owned subsidiary of MemberWorks Incorporated.